FOR IMMEDIATE RELEASE	Tuesday, February 3, 2015

Gannett Co., Inc. Reports 55% Increase in 2014 Fourth Quarter Non-GAAP Earnings per Share and 57% Increase in Adjusted EBITDA; Broadcasting and Digital Segments Achieve Record Revenues and Profit for the Quarter; Resumes Share Repurchase Program

Highlights for the quarter include the following:

•	Earnings totaled $2.92 per diluted share, $1.02 per diluted share on non-GAAP basis

•	Overall company revenue growth of 24 percent, pro forma revenue growth of 4 percent, driven by strong Broadcast and Digital Segment results

•	Record Broadcasting Segment revenue increased 117 percent, a 25 percent increase on a pro forma basis

•	Record Digital Segment revenue increased 77 percent, a 10 percent increase on a pro forma basis

•	Adjusted EBITDA rose 57 percent to $511 million also driven by strong Broadcasting and Digital Segment results

•	Free Cash Flow grew to $203 million, a 32 percent year-over-year increase

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) today reported non-GAAP earnings per diluted share of $1.02 for the fourth quarter compared to $0.66 for the fourth quarter of 2013, an increase of 54.5 percent. Strong results for the company's expanded television station portfolio in the Broadcasting Segment and a strong performance by the Cars.com acquisition in the Digital Segment fueled the 55 percent gain.

Gracia Martore, president and chief executive officer, said, “Our strong fourth quarter results cap a milestone year for Gannett - reflecting our bold strategy and continued focus on reshaping and reinventing the company to accelerate growth in today’s multi-platform media landscape. Based on our strong operating performance and balance sheet strength, we are resuming our share buyback program, well ahead of the timeline we had previously anticipated. Our broader and more diverse footprint drove record revenue in Broadcasting for the fourth consecutive quarter and resulted in our highest political revenues ever in a non-presidential election year.  We also posted record-breaking Digital Segment revenues, driven by our full ownership of Cars.com, which had a terrific quarter, as well as continued growth at CareerBuilder.  On the Publishing side, we continue to innovate and find ways to deepen our connections with our audiences and advertisers through initiatives like USA TODAY local content editions, which have delighted customers and substantially exceeded our revenue expectations. Even as we achieved this tremendous revenue growth, we remain committed to operating as efficiently as possible, which has continued to improve profitability, including a 57 percent increase in Adjusted EBITDA as compared to the fourth quarter last year.”

Martore continued, “The terrific progress we’ve made across each of our businesses since the launch of our transformation plan three years ago culminated in our biggest news of 2014 - the announcement of our plan to separate into two highly focused public companies. Each company will be a leader in its respective industry with impressive scale and greater freedom to focus its strategy

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and resources on the most promising, value-enhancing areas of the business. We are on track with the separation and will share more details of our plans for the Publishing and Broadcasting/Digital companies in the coming months.”

On October 1, 2014, the company completed the acquisition of the 73 percent interest it did not already own in Classified Ventures LLC, which owns Cars.com. Results for the fourth quarter of 2014 include the impact of the acquisition.

Gannett also announced that the company is resuming its share buyback program authorized in June 2013 and suspended in August 2014. There is approximately $150 million remaining under the current authorization. The buyback is consistent with Gannett’s commitment to return capital to its shareholders while continuing to reinvest in the business.

CONTINUING OPERATIONS

Operating revenues in the fourth quarter were up 24.3 percent compared to the fourth quarter of 2013 and totaled $1.7 billion. The substantial increase was driven by record revenues in the Broadcasting and Digital Segments. Broadcasting Segment revenues grew 117.0 percent reflecting higher political spending and retransmission revenue and the acquisition of Belo Corp. Digital Segment revenues were up 76.6 percent due principally to the acquisition of Classified Ventures. Publishing Segment revenues declined 6.2 percent in the quarter. On a pro forma basis (had Gannett owned the Belo and London television stations and Cars.com during the same quarter last year and excluding the impact of the sale of a print business and Apartments.com), total company revenues were 4.2 percent higher in the quarter due primarily to substantial revenue growth at the expanded television station portfolio and strong growth at Cars.com.

Net income attributable to Gannett on a non-GAAP basis was 54.0 percent higher in the quarter compared to the fourth quarter in 2013 and totaled $234.8 million. Operating income on the same basis increased 53.9 percent and totaled $428.2 million, reflecting substantially higher profitability in Broadcasting and Digital due, in part, to the expansion of the company's television station portfolio and the acquisition of Classified Ventures. Adjusted EBITDA (a non-GAAP term detailed in Table 5) was substantially higher in the quarter, up 56.8 percent to $510.5 million compared to $325.7 million in the fourth quarter last year. The Adjusted EBITDA margin in the fourth quarter was 30.0 percent, an increase of 620 basis points from 23.8 percent in the fourth quarter last year.

Special items in the fourth quarter of 2014 resulted in a gain of $441.2 million, net of taxes, ($1.90 per share) and include: non-operating income of $439.2 million pre-tax ($1.13 per share) reflecting primarily the write-up of the company's equity investment in Classified Ventures offset partially by transaction related costs; a tax benefit of $236.6 million ($1.02 per share) related to portfolio restructuring and the sale of a non-strategic investment; and operating charges of $87.2 million pre-tax ($0.25 per share) representing primarily non-cash asset impairment charges, transformation costs and workforce restructuring. Special items in the fourth quarter of 2013 totaled $85.6 million ($61.7 million after tax or $0.27 per share) reflecting charges associated with facility consolidations, non-cash asset impairments, workforce restructuring and transaction-related fees.

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The table below details fourth quarter results on a GAAP and non-GAAP basis.
Dollars in thousands, except per share amounts

	GAAP Measure	Special Items					Non-GAAP Measure
	Thirteen weeks ended Dec. 28, 2014	Workforce restructuring	Other transformation costs	Asset impairment charges	Non-operating items	Special tax benefits	Thirteen weeks ended Dec. 28, 2014
Operating income	$341,018	$11,079	$40,935	$35,192	$—	$—	$428,224
Equity income in unconsolidated investees, net	532	—	—	—	4,805	—	5,337
Other non-operating items	445,134	—	—	—	(444,045)	—	1,089
Income before income taxes	713,167	11,079	40,935	35,192	(439,240)	—	361,133
Provision for income taxes	18,200	3,800	21,300	4,400	(176,900)	236,600	107,400
Net income	694,967	7,279	19,635	30,792	(262,340)	(236,600)	253,733
Net income attributable to Gannett Co., Inc.	676,029	7,279	19,635	30,792	(262,340)	(236,600)	234,795
Net income per share - diluted (a)	$2.92	$0.03	$0.08	$0.13	$(1.13)	$(1.02)	$1.02

(a) total per share does not sum due to rounding.

Operating expenses including special charges noted above totaled $1.36 billion in the quarter, up 17.8 percent compared to $1.15 billion in the fourth quarter a year ago. The increase was due primarily to the Belo and Classified Ventures acquisitions. On a non-GAAP basis, operating expenses were $1.27 billion. Pro forma non-GAAP operating expenses were 2.8 percent lower compared to the fourth quarter in 2013 reflecting lower Publishing and Digital Segment expenses partially offset by higher expenses in the Broadcasting Segment associated with higher revenue growth.

Total operating revenues for the full year were 16.4 percent higher compared to 2013 and totaled $6.01 billion. The increase reflects substantially higher revenue growth in the Broadcasting and Digital Segments to record levels partially offset by a decline in the Publishing Segment. Broadcasting Segment revenues were 102.6 percent higher due to the Belo acquisition and significant increases in Olympic and political spending as well as retransmission revenue. Digital Segment revenues in 2014 were up 22.8 percent reflecting the acquisition of Classified Ventures including strong growth at Cars.com and solid revenue growth at CareerBuilder. Company-wide digital revenues totaled $2.05 billion, an increase of 7.4 percent on a pro forma basis compared to 2013. Publishing Segment revenues were 4.4 percent lower as advertising revenues declined 5.8 percent and circulation revenues were down 0.9 percent.

Operating expenses in 2014 were $4.95 billion. On a non-GAAP basis, operating expenses totaled $4.78 billion, an increase of 11.0 percent compared to 2013. The increase was due primarily to the previously mentioned acquisitions offset, in part, by continuing efficiency efforts company-wide. Operating income on the same basis was $1.23 billion, 43.7 percent higher while net income attributable to Gannett was up 34.0 percent to $634.2 million. Adjusted EBITDA was $1.49 billion in 2014 compared to $1.04 billion in 2013, an increase of 42.6 percent. Adjusted EBITDA margins were significantly higher in 2014 compared to 2013 and reached 25 percent. Earnings per diluted share were $4.58 on a GAAP basis and $2.73 per diluted share on a non-GAAP basis. Free cash flow generated in 2014 was $844.6 million.

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BROADCASTING

Broadcasting Segment revenues were 117.0 percent higher in the quarter compared to the fourth quarter last year and totaled a highest ever $495.3 million. The increase was fueled by the expansion of the TV station portfolio, as well as significant increases in politically related advertising and retransmission revenues.

The following table summarizes the year-over-year changes in select Broadcasting Segment revenue categories. Digital revenues are included in the “Other” category.

Broadcasting Revenue Detail Dollars in thousands

	Thirteen weeks ended Dec. 28, 2014	Percentage change from thirteen weeks ended Dec. 29, 2013
		Reported	Pro Forma (a)
Core (Local & National)	$275,945	63%	(7%)
Political	92,433	***	***
Retransmission (b)	94,323	142%	56%
Other	32,568	123%	13%
Total	$495,269	117%	25%

(a) The pro forma amounts are presented as if the acquisitions of Belo Corp. and the London Broadcasting TV stations occurred at the beginning of 2013.
(b) Reverse compensation to networks is included as part of programming costs and therefore not included in this line.

On a pro forma basis, Broadcasting Segment revenues were up 25.0 percent compared to the fourth quarter in 2013. Substantially higher retransmission revenue that totaled $94.3 million, a 56.3 percent increase, as well as $92.4 million of political advertising drove the increase. Pro forma digital revenues in the Broadcasting Segment were 16.5 percent higher reflecting primarily growth in digital marketing services products.

Non-GAAP operating expenses in the Broadcasting Segment on a pro forma basis totaled $248.3 million in the quarter, up 2.8 percent compared to the fourth quarter a year ago and reflect primarily an increase in reverse network compensation. On a pro forma basis, non-GAAP operating income was substantially higher than the fourth quarter of 2013 and totaled $247.0 million, an increase of 59.6 percent. Adjusted EBITDA on the same basis was $268.9 million, up 54.7 percent compared to the fourth quarter in 2013. As a result, Adjusted EBITDA margins were up substantially to 54.3 percent in the fourth quarter.

Based on current trends, we expect the percentage increase in total television revenues for the first quarter of 2015 compared to the same quarter in 2014 to be up in the low to mid-single digits despite very difficult year-over-year comparisons. First quarter 2014 Broadcasting revenue benefited from $41.3 million related to the Winter Olympic Games and approximately $10.0 million of politically related ad demand. The challenge of overcoming these even-year revenue contributions will be partially offset in the first quarter of 2015 by Super Bowl advertising on the company's NBC stations.

PUBLISHING

Publishing Segment revenues in the quarter totaled $885.5 million, down 6.2 percent. Publishing Segment revenues on a pro forma basis declined 5.9 percent reflecting primarily softer display advertising partially offset by an increase in digital marketing solutions revenue and digital advertising.

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Advertising revenues declined 7.8 percent to $543.8 million. Pro forma advertising revenues declined 8.3 percent year-over-year. On the same basis all domestic classified advertising category comparisons in the fourth quarter were better than third quarter comparisons. Employment advertising was up 1.5 percent in the quarter maintaining its positive trend with growth domestically and at Newsquest in the UK.

A summary of the year-over-year percentage change for each of the company's advertising categories can be found on Table 3.

Circulation revenues totaled $282.0 million, a decline of 2.2 percent compared to the fourth quarter of 2013. An increase in circulation revenue at local domestic publishing sites reflecting the beneficial impact of pricing strategies as well as continued strength of the All Access Content Subscription Model was offset by circulation revenue declines at Newsquest, due to the cycling of cover price increases, and USA TODAY.

Pro forma Publishing Segment digital revenues increased 2.9 percent in the quarter reflecting continued growth in digital marketing solutions and digital advertising. Digital revenues at Newsquest were up 20.4 percent in local currency while digital revenues at USA TODAY and its associated businesses increased 8.4 percent. Pro forma digital advertising revenues at local domestic publishing operations were up 6.6 percent.

Pro forma non-GAAP Publishing Segment operating expenses were $760.9 million, a decline of 4.6 percent compared to the fourth quarter of 2013 due primarily to continuing cost efficiency efforts.

Non-GAAP operating income was $124.6 million in the quarter while Adjusted EBITDA on the same basis totaled $150.6 million. Changes in the Cars.com affiliate agreements and the absence of Apartments.com revenues unfavorably impacted these results by approximately $8.8 million.

DIGITAL

Digital Segment operating revenues totaled a record $345.4 million, an increase of 76.6 percent compared to the fourth quarter of 2013. The substantial increase reflects primarily the impact of the Classified Ventures acquisition and strong results at Cars.com. Revenues on a pro forma basis in the Digital Segment were up 9.7 percent driven in large part by revenue growth of 24.8 percent at Cars.com and 3.8 percent at CareerBuilder. The revenue increase at Cars.com reflects principally new affiliation agreements as of October 1st that resulted in higher wholesale rates charged to its affiliate newspaper and broadcasting markets as well as rate and unit growth in direct markets. A significant increase in its digital software-as-a-service products drove the revenue increase at CareerBuilder.

Non-GAAP pro forma operating expenses were down 1.2 percent driven by lower expenses at Cars.com and CareerBuilder. On the same basis, Digital Segment operating income was 82.4 percent higher and totaled $74.4 million while Adjusted EBITDA was $104.9 million, an increase of 51.6 percent.

Pro forma digital revenues company-wide, including the Digital Segment and all digital revenues generated by the other business segments, totaled $538.9 million, an increase of 6.6 percent. The increase reflects higher affiliate fees at Classified Ventures a well as higher revenue associated with CareerBuilder, digital marketing solutions products and digital advertising.

In December, Gannett's consolidated domestic Internet audience was 115 million unique visitors reaching 46 percent of the Internet audience, according to comScore Media Metrix Multi-platform. USATODAY.com is one of the most popular news sites and the USA TODAY app is a top news app with 21.2 million downloads across iPad, iPhone, Android, Windows and Kindle Fire. USA TODAY mobile visitors continued to grow in December up from December a year ago to approximately

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44.8 million with a 33 percent increase in mobile visitor reach to 25 percent, according to comScore Mobile Metrix. Newsquest is also an Internet leader in the UK where its network of web sites attracted 122.2 million monthly page impressions from approximately 18.7 million unique users in December 2014.

NON-OPERATING ITEMS

The company's equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures prior to its acquisition on October 1st.

Equity income in unconsolidated investees declined $14.4 million in the quarter compared to the fourth quarter of 2013. The decline reflects the absence of equity income from Classified Ventures in addition to lower results for newspaper partnerships. Excluding special items, equity income totaled $5.3 million in the quarter, a decline of $9.6 million compared to $14.9 million in the fourth quarter a year ago.

Interest expense totaled $73.5 million in the quarter compared to $62.9 million in the fourth quarter a year ago reflecting debt associated with the Belo and Cars.com acquisitions partially offset by a lower average interest rate.

Other non-operating items totaled $445.1 million in the quarter, an increase of $464.1 million. The increase reflects the write up of the prior investment in Classified Ventures post acquisition. Excluding special items, income from other non-operating items in the quarter would have been $1.1 million compared to income of $2.0 million in the fourth quarter of 2013.

The company's taxes for the quarter reflect a special $236.6 million benefit (or $1.02 per share) primarily triggered by a restructuring of the portfolio, including the sale of a non-strategic equity investment, which offset prior tax gains related to the sale of several TV stations, our interest in Apartments.com and other properties.

Net cash flow from operating activities was $248.6 million in the quarter. Free cash flow (a non-GAAP measure) totaled $202.7 million, a 32.1 percent increase from the fourth quarter of 2013. The balance of long-term debt was $4.49 billion and total cash was $118.5 million at quarter end.

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As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the company's web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-516-2377 and international callers should dial 1-719-457-2615 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 6069916. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 1-719-457-0820. The confirmation code for the replay is 6069916. Materials related to the call will be available through the Investor Relations section of the company's web site Tuesday morning.

About Gannett
Gannett Co., Inc. is an international media and marketing solutions company that informs and engages more than 110 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people - and the companies who want to reach them - with their interests and communities. For more information, visit www.gannett.com.

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Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Jeremy Gaines
Vice President, Investor Relations	Vice President, Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	jmgaines@gannett.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1
	Thirteen weeks ended Dec. 28, 2014	Thirteen weeks ended Dec. 29, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$495,269	$228,207	117.0
Publishing advertising	543,795	589,555	(7.8)
Publishing circulation	281,997	288,434	(2.2)
All other Publishing	59,683	66,272	(9.9)
Digital	345,352	195,570	76.6
Intersegment eliminations	(25,129)	—	***
Total	1,700,967	1,368,038	24.3

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	748,119	722,487	3.5
Selling, general and administrative expenses, exclusive of depreciation	483,361	341,451	41.6
Depreciation	49,573	37,615	31.8
Amortization of intangible assets	32,748	9,802	***
Facility consolidation and asset impairment charges	46,148	43,077	7.1
Total	1,359,949	1,154,432	17.8
Operating income	341,018	213,606	59.6

Non-operating (expense) income:
Equity income in unconsolidated investees, net	532	14,895	(96.4)
Interest expense	(73,517)	(62,857)	17.0
Other non-operating items	445,134	(18,936)	***
Total	372,149	(66,898)	***

Income before income taxes	713,167	146,708	***
Provision for income taxes	18,200	41,500	(56.1)
Net income	694,967	105,208	***
Net income attributable to noncontrolling interests	(18,938)	(14,461)	31.0
Net income attributable to Gannett Co., Inc.	$676,029	$90,747	***

Net income per share - basic	$2.99	$0.40	***
Net income per share - diluted	$2.92	$0.39	***

Weighted average number of common shares outstanding:
Basic	226,046	227,343	(0.6)
Diluted	231,157	232,585	(0.6)

Dividends declared per share	$0.20	$0.20	—

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1 (continued)
	Fifty-two weeks ended Dec. 28, 2014	Fifty-two weeks ended Dec. 29, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$1,692,304	$835,113	102.6
Publishing advertising	2,070,177	2,198,719	(5.8)
Publishing circulation	1,118,753	1,129,060	(0.9)
All other Publishing	232,799	250,025	(6.9)
Digital	919,270	748,445	22.8
Intersegment eliminations	(25,129)	—	***
Total	6,008,174	5,161,362	16.4

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	3,048,579	2,882,449	5.8
Selling, general and administrative expenses, exclusive of depreciation	1,539,476	1,291,858	19.2
Depreciation	185,868	153,203	21.3
Amortization of intangible assets	79,856	36,369	***
Facility consolidation and asset impairment charges	96,364	58,240	65.5
Total	4,950,143	4,422,119	11.9
Operating income	1,058,031	739,243	43.1

Non-operating (expense) income:
Equity income in unconsolidated investees, net	167,319	43,824	***
Interest expense	(273,244)	(176,064)	55.2
Other non-operating items	403,954	(47,890)	***
Total	298,029	(180,130)	***

Income before income taxes	1,356,060	559,113	***
Provision for income taxes	225,600	113,200	99.3
Net income	1,130,460	445,913	***
Net income attributable to noncontrolling interests	(68,289)	(57,233)	19.3
Net income attributable to Gannett Co., Inc.	$1,062,171	$388,680	***

Net income per share - basic	$4.69	$1.70	***
Net income per share - diluted	$4.58	$1.66	***

Weighted average number of common shares outstanding:
Basic	226,292	228,541	(1.0)
Diluted	231,907	234,189	(1.0)

Dividends declared per share	$0.80	$0.80	—

BUSINESS SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 2
	Thirteen weeks ended Dec. 28, 2014	Thirteen weeks ended Dec. 29, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$495,269	$228,207	117.0
Publishing	885,475	944,261	(6.2)
Digital	345,352	195,570	76.6
Intersegment eliminations	(25,129)	—	***
Total	$1,700,967	$1,368,038	24.3

Operating income (net of depreciation, amortization and facility consolidation charges):
Broadcasting	$241,542	$96,337	150.7
Publishing	69,656	105,624	(34.1)
Digital	47,621	27,333	74.2
Corporate	(17,801)	(15,688)	13.5
Total	$341,018	$213,606	59.6

Depreciation, amortization and facility consolidation charges:
Broadcasting	$26,003	$8,657	***
Publishing	44,380	57,546	(22.9)
Digital	54,197	19,616	***
Corporate	3,889	4,675	(16.8)
Total	$128,469	$90,494	42.0

Adjusted EBITDA (a):
Broadcasting	$268,895	$118,723	126.5
Publishing	150,633	170,607	(11.7)
Digital	104,929	46,949	***
Corporate	(13,912)	(10,610)	31.1
Total	$510,545	$325,669	56.8

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in Table No. 5, along with reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

BUSINESS SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 2 (continued)
	Fifty-two weeks ended Dec. 28, 2014	Fifty-two weeks ended Dec. 29, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$1,692,304	$835,113	102.6
Publishing	3,421,729	3,577,804	(4.4)
Digital	919,270	748,445	22.8
Intersegment eliminations	(25,129)	—	***
Total	$6,008,174	$5,161,362	16.4

Operating income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Broadcasting	$745,383	$361,915	106.0
Publishing	228,307	313,697	(27.2)
Digital	155,482	128,264	21.2
Corporate	(71,141)	(64,633)	10.1
Total	$1,058,031	$739,243	43.1

Depreciation, amortization and facility consolidation and asset impairment charges:
Broadcasting	$94,125	$29,625	***
Publishing	167,134	153,380	9.0
Digital	81,974	46,415	76.6
Corporate	18,855	18,392	2.5
Total	$362,088	$247,812	46.1

Adjusted EBITDA (a):
Broadcasting	$843,198	$405,908	107.7
Publishing	459,084	510,214	(10.0)
Digital	240,567	174,679	37.7
Corporate	(52,286)	(45,838)	14.1
Total	$1,490,563	$1,044,963	42.6

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in Table No. 5, along with reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

PUBLISHING SEGMENT REVENUE COMPARISONS Gannett Co., Inc. and Subsidiaries Unaudited

Table No. 3

The following percentage changes for the Publishing Segment advertising and classified revenue categories are presented on a pro forma basis. See Table No. 8 for more information.

Fourth quarter 2014 year-over-year comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment

Retail	(7.7%)	(1.9%)	(7.4%)
National	(20.8%)	(5.2%)	(19.8%)
Classified:
Automotive	(0.4%)	(5.6%)	(1.2%)
Employment	0.8%	5.0%	1.5%
Real Estate	(2.3%)	(8.6%)	(5.3%)
Legal	1.1%	—%	1.1%
Other	(5.2%)	(7.6%)	(6.5%)
Total classified	(1.5%)	(4.0%)	(2.5%)
Total advertising	(8.7%)	(3.3%)	(8.3%)

Year-to-date 2014 year-over-year comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment

Retail	(6.3%)	(2.1%)	(5.4%)
National	(14.3%)	(4.2%)	(13.2%)
Classified:
Automotive	(1.7%)	(5.7%)	(1.6%)
Employment	(3.8%)	7.3%	0.8%
Real Estate	(4.2%)	(9.0%)	(3.9%)
Legal	(3.8%)	—%	(3.8%)
Other	(7.7%)	(6.4%)	(5.6%)
Total classified	(4.0%)	(3.1%)	(2.5%)
Total advertising	(7.1%)	(2.8%)	(5.8%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from or as a substitute for the related GAAP measures, and should be read together with financial information presented on a GAAP basis.

The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, transformation costs, non-cash asset impairment charges, certain gains and expenses recognized in non-operating categories and certain credits and charges to its income tax provision. The company believes that such expenses, charges, gains and credits are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between years and with peer group companies.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. Adjusted EBITDA is defined as net income attributable to Gannett before (1) net income attributable to noncontrolling interests, (2) income taxes, (3) interest expense, (4) equity income, (5) other non-operating items, (6) workforce restructuring, (7) other transformation costs, (8) asset impairment charges, (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income attributable to Gannett. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” as well as “payments for investments” and increased by “proceeds from investments.” The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company’s businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company’s peer group companies present similar non-GAAP measures so the presentation of such measures facilitates industry comparisons. Tabular reconciliations for the non-GAAP financial measures are contained in Tables 4 through 8 attached to this news release.

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures and should be read only in conjunction with financial information presented on a GAAP basis.

Tables No. 4 through No. 8 reconcile these non-GAAP measures to the most directly comparable GAAP measure.

Table No. 4
	GAAP Measure	Special Items					Non-GAAP Measure
	Thirteen weeks ended Dec. 28, 2014	Workforce restructuring	Other transformation costs	Asset impairment charges	Non-operating items	Special tax benefits	Thirteen weeks ended Dec. 28, 2014
Cost of sales and operating expenses, exclusive of depreciation	$748,119	$(8,820)	$(1,459)	$—	$—	$—	$737,840
Selling, general and administrative expenses, exclusive of depreciation	483,361	(2,259)	(28,520)	—	—	—	452,582
Facility consolidation and asset impairment charges	46,148	—	(10,956)	(35,192)	—	—	—
Operating expenses	1,359,949	(11,079)	(40,935)	(35,192)	—	—	1,272,743
Operating income	341,018	11,079	40,935	35,192	—	—	428,224
Equity income in unconsolidated investees, net	532	—	—	—	4,805	—	5,337
Other non-operating items	445,134	—	—	—	(444,045)	—	1,089
Total non-operating (expense) income	372,149	—	—	—	(439,240)	—	(67,091)
Income before income taxes	713,167	11,079	40,935	35,192	(439,240)	—	361,133
Provision for income taxes	18,200	3,800	21,300	4,400	(176,900)	236,600	107,400
Net income	694,967	7,279	19,635	30,792	(262,340)	(236,600)	253,733
Net income attributable to Gannett Co., Inc.	676,029	7,279	19,635	30,792	(262,340)	(236,600)	234,795
Net income per share - diluted (a)	$2.92	$0.03	$0.08	$0.13	$(1.13)	$(1.02)	$1.02

	GAAP Measure	Special Items				Non-GAAP Measure
	Thirteen weeks ended Dec. 29, 2013	Workforce restructuring	Other transformation costs	Asset impairment charges	Non-operating items	Thirteen weeks ended Dec. 29, 2013
Cost of sales and operating expenses, exclusive of depreciation	$722,487	$(7,164)	$—	$—	$—	$715,323
Selling, general and administrative expenses, exclusive of depreciation	341,451	(14,405)	—	—	—	327,046
Facility consolidation and asset impairment charges	43,077	—	(10,081)	(32,996)	—	—
Operating expenses	1,154,432	(21,569)	(10,081)	(32,996)	—	1,089,786
Operating income	213,606	21,569	10,081	32,996	—	278,252
Other non-operating items	(18,936)	—	—	—	20,985	2,049
Total non-operating (expense) income	(66,898)	—	—	—	20,985	(45,913)
Income before income taxes	146,708	21,569	10,081	32,996	20,985	232,339
Provision for income taxes	41,500	6,400	4,100	13,300	100	65,400
Net income	105,208	15,169	5,981	19,696	20,885	166,939
Net income attributable to Gannett Co., Inc.	90,747	15,169	5,981	19,696	20,885	152,478
Net income per share - diluted	$0.39	$0.07	$0.03	$0.08	$0.09	$0.66

(a) Total per share amount does not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

Table No. 4 (continued)
	GAAP Measure	Special Items					Non-GAAP Measure
	Fifty-two weeks ended Dec. 28, 2014	Workforce restructuring	Other transformation costs	Asset impairment charges	Non-operating items	Special tax benefits	Fifty-two weeks ended Dec. 28, 2014
Cost of sales and operating expenses, exclusive of depreciation	$3,048,579	$(34,975)	$(1,459)	$—	$—	$—	$3,012,145
Selling, general and administrative expenses, exclusive of depreciation	1,539,476	(5,490)	(28,520)	—	—	—	1,505,466
Amortization of intangible assets	79,856	—	(4,480)	—	—	—	75,376
Facility consolidation and asset impairment charges	96,364	—	(44,985)	(51,379)	—	—	—
Operating expenses	4,950,143	(40,465)	(79,444)	(51,379)	—	—	4,778,855
Operating income	1,058,031	40,465	79,444	51,379	—	—	1,229,319
Equity income in unconsolidated investees, net	167,319	—	—	—	(137,198)	—	30,121
Other non-operating items	403,954	—	—	—	(404,674)	—	(720)
Total non-operating (expense) income	298,029	—	—	—	(541,872)	—	(243,843)
Income before income taxes	1,356,060	40,465	79,444	51,379	(541,872)	—	985,476
Provision for income taxes	225,600	14,600	35,800	5,200	(216,600)	218,400	283,000
Net income	1,130,460	25,865	43,644	46,179	(325,272)	(218,400)	702,476
Net income attributable to Gannett Co., Inc.	1,062,171	25,865	43,644	46,179	(325,272)	(218,400)	634,187
Net income per share - diluted (a)	$4.58	$0.11	$0.19	$0.20	$(1.40)	$(0.94)	$2.73

	GAAP Measure	Special Items					Non-GAAP Measure
	Fifty-two weeks ended Dec. 29, 2013	Workforce restructuring	Other transformation costs	Asset impairment charges	Non-operating items	Special tax benefits	Fifty-two weeks ended Dec. 29, 2013
Cost of sales and operating expenses, exclusive of depreciation	$2,882,449	$(36,856)	$—	$—	$—	$—	$2,845,593
Selling, general and administrative expenses, exclusive of depreciation	1,291,858	(21,052)	—	—	—	—	1,270,806
Facility consolidation and asset impairment charges	58,240	—	(25,244)	(32,996)	—	—	—
Operating expenses	4,422,119	(57,908)	(25,244)	(32,996)	—	—	4,305,971
Operating income	739,243	57,908	25,244	32,996	—	—	855,391
Equity income in unconsolidated investees, net	43,824	—	—	—	731	—	44,555
Other non-operating items	(47,890)	—	—	—	54,486	—	6,596
Total non-operating (expense) income	(180,130)	—	—	—	55,217	—	(124,913)
Income before income taxes	559,113	57,908	25,244	32,996	55,217	—	730,478
Provision for income taxes	113,200	20,700	10,100	13,300	14,700	27,800	199,800
Net income	445,913	37,208	15,144	19,696	40,517	(27,800)	530,678
Net income attributable to Gannett Co., Inc.	388,680	37,208	15,144	19,696	40,517	(27,800)	473,445
Net income per share - diluted (a)	$1.66	$0.16	$0.06	$0.08	$0.17	$(0.12)	$2.02

(a) Total per share amount does not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 5

"Adjusted EBITDA", a non-GAAP measure, is defined as net income attributable to Gannett before (1) net income attributable to noncontrolling interests, (2) income taxes, (3) interest expense, (4) equity income, (5) other non-operating items, (6) workforce restructuring, (7) other transformation costs, (8) asset impairment charges (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure to Adjusted EBITDA is Net income. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income, follow:

Thirteen weeks ended Dec. 28, 2014:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$676,029
Net income attributable to noncontrolling interests					18,938
Provision for income taxes					18,200
Interest expense					73,517
Equity income in unconsolidated investees, net					(532)
Other non-operating items					(445,134)
Operating income (GAAP basis)	$241,542	$69,656	$47,621	$(17,801)	$341,018
Workforce restructuring	1,350	6,618	3,111	—	11,079
Other transformation costs	4,105	36,830	—	—	40,935
Asset impairment charges	—	11,492	23,700	—	35,192
Adjusted operating income (non-GAAP basis)	246,997	124,596	74,432	(17,801)	428,224
Depreciation	15,858	22,312	7,514	3,889	49,573
Amortization	6,040	3,725	22,983	—	32,748
Adjusted EBITDA (non-GAAP basis)	$268,895	$150,633	$104,929	$(13,912)	$510,545

Thirteen weeks ended Dec. 29, 2013:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$90,747
Net income attributable to noncontrolling interests					14,461
Provision for income taxes					41,500
Interest expense					62,857
Equity income in unconsolidated investees, net					(14,895)
Other non-operating items					18,936
Operating income (GAAP basis)	$96,337	$105,624	$27,333	$(15,688)	$213,606
Workforce restructuring	13,729	7,437	—	403	21,569
Other transformation costs	894	9,187	—	—	10,081
Asset impairment charges	—	21,382	11,614	—	32,996
Adjusted operating income (non-GAAP basis)	110,960	143,630	38,947	(15,285)	278,252
Depreciation	5,836	22,821	4,283	4,675	37,615
Amortization	1,927	4,156	3,719	—	9,802
Adjusted EBITDA (non-GAAP basis)	$118,723	$170,607	$46,949	$(10,610)	$325,669

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 5 (continued)

Fifty-two weeks ended Dec. 28, 2014:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$1,062,171
Net income attributable to noncontrolling interests					68,289
Provision for income taxes					225,600
Interest expense					273,244
Equity income in unconsolidated investees, net					(167,319)
Other non-operating items					(403,954)
Operating income (GAAP basis)	$745,383	$228,307	$155,482	$(71,141)	$1,058,031
Workforce restructuring	3,690	33,664	3,111	—	40,465
Other transformation costs	18,200	61,244	—	—	79,444
Asset impairment charges	—	27,679	23,700	—	51,379
Adjusted operating income (non-GAAP basis)	767,273	350,894	182,293	(71,141)	1,229,319
Depreciation	51,811	92,946	22,256	18,855	185,868
Adjusted amortization (non-GAAP basis)	24,114	15,244	36,018	—	75,376
Adjusted EBITDA (non-GAAP basis)	$843,198	$459,084	$240,567	$(52,286)	$1,490,563

Fifty-two weeks ended Dec. 29, 2013:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$388,680
Net income attributable to noncontrolling interests					57,233
Provision for income taxes					113,200
Interest expense					176,064
Equity income in unconsolidated investees, net					(43,824)
Other non-operating items					47,890
Operating income (GAAP basis)	$361,915	$313,697	$128,264	$(64,633)	$739,243
Workforce restructuring	14,368	43,137	—	403	57,908
Other transformation costs	1,033	24,211	—	—	25,244
Asset impairment charges	—	21,382	11,614	—	32,996
Adjusted operating income (non-GAAP basis)	377,316	402,427	139,878	(64,230)	855,391
Depreciation	26,130	91,122	17,559	18,392	153,203
Amortization	2,462	16,665	17,242	—	36,369
Adjusted EBITDA (non-GAAP basis)	$405,908	$510,214	$174,679	$(45,838)	$1,044,963

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 6

"Free cash flow" is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.

Free cash flow is defined as "Net cash flow from operating activities" as reported on the statement of cash flows reduced by "Purchase of property, plant and equipment" as well as "Payments for investments" and increased by "Proceeds from investments." The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company's capital program, repay indebtedness, add to the company's cash balance, or to use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

	Thirteen weeks ended Dec. 28, 2014	Fifty-two weeks ended Dec. 28, 2014

Net cash flow from operating activities	$248,598	$821,199
Purchase of property, plant and equipment	(58,795)	(150,354)
Payments for investments	(1,708)	(7,026)
Proceeds from investments	14,558	180,809
Free cash flow	$202,653	$844,628

TAX RATE CALCULATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 7

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	Thirteen weeks ended Dec. 28, 2014	Thirteen weeks ended Dec. 29, 2013	Thirteen weeks ended Dec. 28, 2014	Thirteen weeks ended Dec. 29, 2013

Income before taxes (per Table 4)	$713,167	$146,708	$361,133	$232,339
Noncontrolling interests (per Table 1)	(18,938)	(14,461)	(18,938)	(14,461)
Income before taxes attributable to Gannett Co., Inc.	$694,229	$132,247	$342,195	$217,878

Provision for income taxes (per Table 4)	$18,200	$41,500	$107,400	$65,400

Effective tax rate	2.6%	31.4%	31.4%	30.0%

	GAAP		Non-GAAP
	Fifty-two weeks ended Dec. 28, 2014	Fifty-two weeks ended Dec. 29, 2013	Fifty-two weeks ended Dec. 28, 2014	Fifty-two weeks ended Dec. 29, 2013

Income before taxes (per Table 4)	$1,356,060	$559,113	$985,476	$730,478
Noncontrolling interests (per Table 1)	(68,289)	(57,233)	(68,289)	(57,233)
Income before taxes attributable to Gannett Co., Inc.	$1,287,771	$501,880	$917,187	$673,245

Provision for income taxes (per Table 4)	$225,600	$113,200	$283,000	$199,800

Effective tax rate	17.5%	22.6%	30.9%	29.7%

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 8

A reconciliation of the company's revenues and expenses on an as reported basis to a pro forma basis is below:

Thirteen weeks ended Dec. 29, 2013:
	Gannett (as reported)	Special items (a)	Pro forma adjustments (b)	Gannett pro forma

Broadcasting operating revenue:
Local/national	$169,273	$—	$127,112	$296,385
Political	5,375	—	5,567	10,942
Retransmission	38,933	—	21,413	60,346
Other	14,626	—	14,070	28,696
Total broadcasting operating revenue	228,207	—	168,162	396,369

Broadcasting operating expenses	131,870	(14,623)	124,376	241,623
Broadcasting operating income	$96,337	$14,623	$43,786	$154,746

	Gannett (as reported)	Special items (a)	Pro forma adjustments (c)	Gannett pro forma

Publishing operating revenue:
Advertising	$589,555	$—	$2,851	$592,406
Circulation	288,434	—	—	288,434
Other	66,272	—	(6,165)	60,107
Total publishing operating revenue	944,261	—	(3,314)	940,947

Publishing operating expenses	838,637	(38,006)	(3,144)	797,487
Publishing operating income	$105,624	$38,006	$(170)	$143,460

	Gannett (as reported)	Special items (a)	Pro forma adjustments (d)	Gannett pro forma

Digital operating revenue	$195,570	$—	$119,317	$314,887
Digital operating expenses	168,237	(11,614)	117,468	274,091
Digital operating income	$27,333	$11,614	$1,849	$40,796

	Gannett (as reported)	Special items (a)	Pro forma adjustments (e)	Gannett pro forma

Intersegment elimination operating revenue	$—	$—	$(19,096)	$(19,096)
Intersegment elimination operating expenses	—	—	(19,096)	(19,096)
Intersegment elimination operating income	$—	$—	$—	$—

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 8 (continued)

	Gannett (as reported)	Special items (a)	Pro forma adjustments (f)	Gannett pro forma

Company-wide operating revenue	$1,368,038	$—	$265,069	$1,633,107
Company-wide operating expenses	1,154,432	(64,646)	219,604	1,309,390
Company-wide operating income	$213,606	$64,646	$45,465	$323,717

(a) See reconciliation of special items in Table 5.
(b) The pro forma adjustments include additions to revenues and expenses for the former Belo stations of $155 million and $110 million, respectively. It does not include revenues and expenses for the former Belo stations in Phoenix, AZ and St. Louis, MO totaling $26 million and $20 million, respectively. Subsidiaries of Gannett and Sander Media, a holding company that has a station-operation agreement with Gannett, agreed to sell these stations upon receiving government approval. KMOV-TV, the television station in St. Louis, was sold in February 2014 and the two television stations in Phoenix were sold in June 2014. Revenue and expense adjustments totaling $13 million and $10 million, respectively, were added as if the third quarter 2014 acquisition of six London Broadcasting Television stations had occurred on the first day of 2013. The pro forma adjustment for broadcasting expense reflects the $5 million addition of amortization for definite-lived intangible assets as if the acquisitions of Belo and London had occurred on the first day of 2013.

(c) The pro forma adjustments include a reduction of $4 million in revenue and $1 million in expense for Apartments.com, which was sold by Classified Ventures in the second quarter of 2014. Pro forma adjustments also include a $6 million reduction of revenue and $7 million of expense related to the sale of a printing press in the second quarter of 2014. In 2014, a small online business was moved from the Digital segment to the Publishing segment as a result of continued integration with other Publishing businesses. Publishing revenues and expenses were both increased by $2 million in the Publishing segment as a result. Beginning in the fourth quarter of 2014, the company began reporting an intersegment elimination with the acquisition of Classified Ventures. In addition, prior quarter intersegment eliminations that were previously reported within the Publishing and Digital segments were adjusted on a pro forma basis to the new intersegment elimination line. Publishing revenues increased $5 million and expenses increased $4 million as a result of this pro forma adjustment.

(d) The pro forma adjustments include additions to revenue and expenses for the acquisition of Classified Ventures on October 1, 2014 of $112 million and $96 million, respectively. The pro forma adjustment reflects the $6 million addition of revenue amortization for an unfavorable contract and $18 million of amortization for definite-lived intangible assets as if the acquisition of Classified Ventures had occurred on the first day of 2013. In 2014, a small online business was moved from the Digital segment to the Publishing segment as a result of continued integration with other Publishing businesses. Digital revenues and expenses were both decreased by $2 million in the Digital segment as a result. Beginning in the fourth quarter of 2014, the company began reporting an intersegment elimination with the acquisition of Classified Ventures. In addition, prior quarter intersegment eliminations that were previously reported within the Publishing and Digital segments were adjusted on a pro forma basis to the new intersegment elimination line. Digital revenues increased $4 million and expenses increased $5 million as a result of this pro forma adjustment.

(e) Beginning in the fourth quarter of 2014, the company began reporting an intersegment elimination with the acquisition of Classified Ventures. Intersegment eliminations between Classified Ventures and the company's newspapers and TV stations totaled $11 million of revenue and expense in the fourth quarter of 2013. In addition, prior quarter intersegment eliminations that were previously reported within the Publishing and Digital segments were adjusted on a pro forma basis to the new intersegment and totaled $8 million of revenue and expense.

(f) The pro forma adjustments include all the pro forma adjustments discussed above.